EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of QXO, Inc. on Form S-8 of our report dated February 27, 2025, relating to the consolidated financial statements of Beacon Roofing Supply, Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022 appearing in the Current Report on Form 8-K (No. 001-38063) of QXO, Inc. dated April 16, 2025.

/s/ Ernst & Young LLP

Tysons, Virginia

April 29, 2025